As filed with the Securities and Exchange Commission on August 5, 2025

Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________________________________________________________

FORM S-8
REGISTRATION STATEMENT
 Under
THE SECURITIES ACT OF 1933
______________________________________________________________________________________________________

HILLMAN SOLUTIONS CORP.
(Exact name of registrant as specified in its charter)

Delaware	85-2096734
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1280 Kemper Meadow Drive
Cincinnati, Ohio 45240
(Address of Principal Executive Offices) (Zip Code)

Hillman Solutions Corp. 2021 Equity Incentive Plan (as amended)
Hillman Solutions Corp. 2021 Employee Stock Purchase Plan (as amended)
(Full title of the plan)

Jon Michael Adinolfi
President and Chief Executive Officer
Hillman Solutions Corp.
1280 Kemper Meadow Drive
Cincinnati, Ohio 45240
(513) 851-4900
(Name, address and telephone number, including area code, of agent for service)

Copies to:

Jurgita Ashley Thompson Hine LLP 3900 Key Center 127 Public Square Cleveland, Ohio 44114 (216) 566-5500	Amanda Kitzberger Chief Legal Officer Hillman Solutions Corp. 1280 Kemper Meadow Drive Cincinnati, Ohio 45240 (513) 851-4900
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
Hillman Solutions Corp. (the “Registrant”) is filing this Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register the offering of an additional (i) 3,800,000 shares of common stock, par value $0.0001 per share (“Common Stock”), of the Registrant, which are issuable under the Hillman Solutions Corp. 2021 Equity Incentive Plan (as amended) (the “2021 Plan”) as a result of increases to the reserve under the 2021 Plan previously approved by the Registrant’s stockholders and (ii) 1,000,000 shares of Common Stock of the Registrant, which are issuable under the Hillman Solutions Corp. 2021 Employee Stock Purchase Plan (as amended) (the “ESPP” and, together with the 2021 Plan, the “Plans”) as a result of an increase to the reserve under the ESPP previously approved by the Registrant’s stockholders.
The additional shares of Common Stock issuable pursuant to the Plans are securities of the same class as other securities for which a Registration Statement on Form S-8 was filed with the Commission on September 20, 2021 (File No. 333-259659) (the “Prior Registration Statement”). Accordingly, the contents of the Prior Registration Statement are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8, except to the extent supplemented, amended or superseded by the information set forth below.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents, which have previously been filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:
•the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 28, 2024, filed with the Commission on February 20, 2025 (including the information incorporated by reference therein from the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 21, 2025);
•the Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 29, 2025 and June 28, 2025, filed with the Commission on April 29, 2025 and August 5, 2025, respectively;
•the Registrant’s Current Reports on Form 8-K filed with the Commission on February 18, 2025, April 29, 2025, June 3, 2025, and August 5, 2025 (excluding any information furnished in such reports under Item 2.02, Item 7.01 or Item 9.01); and
•the description of the Registrant’s common stock set forth in Exhibit 4.1 of the Registrant’s Annual Report on Form 10-K for the year ended December 25, 2021, together with any amendment or report filed with the Commission for the purpose of updating such description.
All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than those furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the Commission) subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold will be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit No.	Description
3.1
Fourth Amended and Restated Certificate of Incorporation of Hillman Solutions Corp. (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed with the Commission on June 13, 2024).

3.2	Second Amended and Restated Bylaws of Hillman Solutions Corp. (incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K, filed with the Commission on June 13, 2024).
5.1	Opinion of Thompson Hine LLP (filed herewith).
23.1	Consent of Independent Registered Public Accounting Firm (filed herewith).
23.2	Consent of Thompson Hine LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page to this Registration Statement).
99.1
Hillman Solutions Corp. 2021 Employee Stock Purchase Plan (as amended) (incorporated by reference to Exhibit 10.2 of the Registrant’s Current Report on Form 8-K, filed with the Commission on June 3, 2025).

99.2	Hillman Solutions Corp. 2021 Equity Incentive Plan (as amended) (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, filed with the Commission on June 3, 2025).
99.3
Form of Non-Qualified Stock Option Award Agreement under the Hillman Solutions Corp. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.9 of the Registrant’s Current Report on Form 8-K, filed with the Commission on July 20, 2021).

99.4
Form of Non-Qualified Stock Option Award Agreement for Non-Employee Directors under the Hillman Solutions Corp. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.10 of the Registrant’s Current Report on Form 8-K, filed with the Commission on July 20, 2021).

99.5
Form of Restricted Stock Unit Award Agreement under the Hillman Solutions Corp. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.11 of the Registrant’s Current Report on Form 8-K, filed with the Commission on July 20, 2021).

99.6
Form of Restricted Stock Unit Award Agreement for Non-Employee Directors under the Hillman Solutions Corp. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.11 of the Registrant’s Annual Report on Form 10-K, filed with the Commission on February 27, 2023).

99.7
Form of Performance Stock Unit Agreement under the Hillman Solutions Corp. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 of the Registrant’s Quarterly Report on Form 10-Q, filed with the Commission on April 29, 2025).

99.8
Form of Restricted Stock Unit Agreement under the Hillman Solutions Corp. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.2 of the Registrant’s Quarterly Report on Form 10-Q, filed with the Commission on April 29, 2025).

107	Filing Fee Table.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cincinnati, state of Ohio on August 5, 2025.

HILLMAN SOLUTIONS CORP.

By:	/s/ Jon Michael Adinolfi
Name:	Jon Michael Adinolfi
Title:	President and Chief Executive Officer

Each person whose signature appears below constitutes and appoints Jon Michael Adinolfi, Robert O. Kraft, and Amanda Kitzberger, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them singly, for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Hillman Solutions Corp., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of each of them or their substitute may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Jon Michael Adinolfi	President, Chief Executive Officer and Director	August 5, 2025
Jon Michael Adinolfi	(Principal Executive Officer)

/s/ Robert O. Kraft	Chief Financial Officer	August 5, 2025
Robert O. Kraft	(Principal Financial Officer)

/s/ Anne S. McCalla	Chief Accounting Officer	August 5, 2025
Anne S. McCalla	(Principal Accounting Officer)

/s/ Douglas J. Cahill	Executive Chairman and Director	August 5, 2025
Douglas J. Cahill

/s/ Diana Dowling	Director	August 5, 2025
Diana Dowling

/s/ Teresa S. Gendron	Director	August 5, 2025
Teresa S. Gendron

/s/ Diane C. Honda	Director	August 5, 2025
Diane C. Honda

/s/ Aaron P. Jagdfeld	Director	August 5, 2025
Aaron P. Jagdfeld

/s/ Daniel O’Leary	Director	August 5, 2025
Daniel O’Leary

/s/ David A. Owens	Director	August 5, 2025
David A. Owens

/s/ John Swygert	Director	August 5, 2025
John Swygert

/s/ Philip K. Woodlief	Director	August 5, 2025
Philip K. Woodlief